Exhibit 10.3

PARK STERLING CORPORATION
RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of DATE by and between Park Sterling Corporation (the “Company”), a bank holding company organized under the laws of the State of North Carolina, and EMPLOYEE NAME (the “Employee”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award and further subject to the provisions of the Park Sterling Corporation 2010 Long-Term Incentive Plan (the “Plan”), the Company hereby awards as of the Grant Date to the Employee the Restricted Shares in consideration of the Employee’s services rendered and to be rendered to the Company (including any Affiliate) (the “Restricted Stock Award”).

A.                            Grant Date:  DATE

B.	Restricted Shares: # shares of the Company’s voting common stock (“Common Stock”), $1.00 par value per share.

C.Plan under which granted:  Park Sterling Corporation 2010 Long-Term Incentive Plan.

D.Vesting:  The Restricted Shares shall become vested, as and to the extent indicated below, only if the Employee remains in the continuous service of the Company and its Affiliates through the applicable “Vesting Date” indicated in the “Vesting Schedule” below:

Vesting Date	Percentage of Restricted Shares which are Vested Shares
Prior to the first anniversary of the Grant Date	0%
First anniversary of the Grant Date	331/3%
Second anniversary of the Grant Date	662/3%
Third anniversary of the Grant Date	100%

Except as provided in Paragraph E. below, the Employee shall forfeit all unvested Restricted Shares upon Employee’s Termination of Employment prior to an applicable Vesting Date.

E.           Vesting Rules.

Notwithstanding the requirements of the Vesting Schedule and Paragraph D above, the Employees shall become 100% vested in the Restricted Shares if the Employee provides continuous services to the Company and/or any Affiliate following the Grant Date through the date of any of the earlier events listed below:

(a)           in the event of the Employee’s involuntary Termination of Employment without Cause; or

(b)           in the event of the Employee’s Termination of Employment due to a resignation for Good Reason.

The Restricted Shares which have satisfied (or are deemed to have satisfied) the conditions of the Vesting Schedule are herein referred to as the “Vested Shares.”  Any portion of the Restricted Shares which have not become Vested Shares in accordance with this Paragraph E. before or at the time of Employee’s Termination of Employment shall be forfeited.  There will be no proration of the Vesting Schedule for partial years of service.

IN WITNESS WHEREOF, the Company and Employee have signed this Award as of the Grant Date set forth above.

Park Sterling Corporation

By:

	James C. Cherry	DIRECTOR NAME

Title:	CEO

ADDITIONAL TERMS AND CONDITIONS OF

PARK STERLING CORPORATION

RESTRICTED STOCK AWARD

1.             Condition to Delivery of Restricted Shares.

(a)           Employee must deliver to the Company, within two (2) business days after the earlier of (i) the Vesting Date on which any Restricted Shares become Vested Shares, or (ii) the date the Employee makes an election pursuant to Section 83(b) of the Internal Revenue Code as to all or any portion of the Restricted Shares, either cash or a certified check payable to the Company in the amount of all tax withholding obligations (whether federal, state or local) imposed on the Company by reason of the vesting of the Restricted Shares, or the making of an election pursuant to Section 83(b) of the Internal Revenue Code, as applicable, except as provided in Section 1(b).

(b)           If the Employee does not make an election pursuant to Section 83(b) of the Internal Revenue Code, in lieu of paying the withholding tax obligations in cash or by certified check as required by Section 1(a), Employee may elect (the “Withholding Election”) to have the actual number of shares of Common Stock that become Vested Shares reduced by the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock, is sufficient to satisfy the amount of the tax withholding obligations imposed on the Company by reason of the vesting of the Restricted Shares on the applicable Vesting Date.  Employee may make a Withholding Election only if all of the following conditions are met:

(i)             the Withholding Election must be made on or prior to the Vesting Date by executing and delivering to the Company a properly completed Notice of Withholding Election, in substantially the form of Exhibit A attached hereto; and

(ii)            any Withholding Election made will be irrevocable; however, the Executive Committee of the Board of Directors of the Company (the “Committee”) may, in its sole discretion, disapprove and give no effect to any Withholding Election.

(c)           Unless and until the Employee provides for the payment of the tax withholding obligations in accordance with the provisions of this Section 1, the Company shall have no obligation to deliver any of the Vested Shares and may take any other actions necessary to satisfy such obligations, including withholding of appropriate sums from other amounts payable to the Employee.  If the shares of Common Stock are being traded by brokers and the Employee is not a “director” or “executive officer”, within the meaning of Section 13(k) of the Securities Exchange Act of 1934 (Section 402 of the Sarbanes-Oxley Act of 2002), at the time tax withholding obligations become due, at the request of the Employee, the Committee may make, or authorize the making of, such arrangements with the Employee and a broker, dealer or other “creditor” (as defined by Regulation T issued by the Board of Governors of the Federal Reserve System) acting on behalf of the Employee for the receipt from such broker, dealer or other “creditor” of cash by the Company in an amount necessary to satisfy the Employee’s tax withholding obligations in exchange for delivery of a number of Vested Shares directly to the broker, dealer or other “creditor” having a value equal to the cash delivered.

2.             Issuance of Restricted Shares.

(a)           The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)            by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee or the Secretary (the “Share Custodian”); or

(ii)           by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)           If the shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Employee is determined by the Committee to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)           When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Employee or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Employee, in either case, after, to the extent applicable, payment by the Employee of the tax withholding obligations pursuant to Section 1(a) and/or reduced by any Vested Shares withheld and returned to the Company pursuant to Section 1(b) above or delivered to a broker, dealer or other “creditor” as contemplated by Section 1(c) above (such reduced number of Vested Shares are referred to in this Section 2(c) as the “Net Vested Shares”).  If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Employee, and the Company shall pay the Employee the amount determined by the Company to be the estimated Fair Market Value therefor.  At any time after receipt by the Designated Broker, the Employee may require that the Designated Broker deliver the Net Vested Shares to the Employee pursuant to such arrangements or agreements as may exist between the Designated Broker and the Employee.

(d)           In the event that the Employee forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

(e)           Employee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Employee with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Employee.  The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Employee as Vested Shares or are returned to the Company as forfeited Restricted Shares or as Vested Shares withheld and returned to the Company pursuant to Section 1(b), as provided by the applicable terms of this Award.

(f)            Unless and until the Restricted Shares become Vested Shares, the Employee shall be entitled to all rights applicable to holders of shares of Common Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 4, except as otherwise expressly provided in this Award.

(g)           In the event the number of shares of Common Stock is increased or reduced as a result of a subdivision or combination of shares of Common Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Employee agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

3.             Acknowledgement by Employee of Tax Election Opportunity.  Employee acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Employee shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis.

4.             Dividends.

(a)            The Employee shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares.  Dividends paid on Restricted Shares will be held by the Company and transferred to the Employee, without interest, on such date as the Restricted Shares become Vested Shares.  Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

(b)            The Company’s obligation under this Section 4 shall be an unfunded and unsecured promise to pay.  The Company shall not be obligated under any circumstances to fund its financial obligations under this Section 4 prior to the date any dividends become payable pursuant to the terms of this Award.  All dividends held in the non-interest bearing account described in Section 4(a) will remain general assets of the Company subject to the claims of its general creditors.  This Award does not give the Employee any ownership interest in the assets of the Company, and all rights of ownership in the accumulated dividends attributable to Restricted Shares that become Vested Shares shall be solely those of an unsecured general creditor of the Company.

5.               Restrictions on Transfer of Restricted Shares.

(a)           General Restrictions.  Except as provided by this Award, the Employee shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares so transferred will continue to be bound by the Plan and this Award.  The Employee (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award.  Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.

(b)           Certain Permitted Transfers.  The restrictions contained in this Section 5 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 5 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award, including the provisions of Section 7.

6.             Additional Restrictions on Transfer.

(a)           Certificates evidencing the Restricted Shares shall have noted conspicuously on the certificate a legend required under applicable securities laws and reflecting the transfer restrictions set forth herein in addition to any other legend(s) as the Company deems appropriate and the Employee shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legends.  Such legends may include the following:

transfer is restricted

The shares evidenced by this certificate have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws and as such may only be sold or otherwise transferred:  (1) pursuant to registration or an exemption from registration under the Securities Act, including but not limited to Rule 144 thereunder, and the securities laws of any applicable state or other jurisdiction; or (2) if, in the opinion of counsel, in form and substance satisfactory to the issuer, such transfer is exempt from registration or is otherwise in compliance with applicable federal and state securities laws.

The securities evidenced by this certificate are subject to restrictions on transfer and forfeiture provisions which also apply to the transferee as set forth in a restricted stock Award, dated DATE, a copy of which is available from the Company.

(b)           Opinion of Counsel.  No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that fully complies with Rule 144, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

7.             Lock-up Agreement. The Employee hereby agrees that he will not, directly or indirectly, sell, offer, contract to sell, grant of options for the purchase of, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise dispose of any Vested Shares during the thirty (30) days prior to and the one hundred eighty (180) days (or any shorter period permitted by the managing underwriter) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.  The Employee hereby agrees to execute and deliver any additional document or acknowledgement reflecting the foregoing provisions or containing similar restrictions as may be requested by the Company or its managing underwriters in connection with the initial public offering of Common Stock. The Company may place a legend on any stock certificates representing Vested Shares and may impose stop-transfer instructions with respect to the Vested Shares in order to enforce the foregoing restrictions.

8.             Change in Capitalization.

(a)            The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.  No fractional shares shall be issued in making such adjustment.  All adjustments made by the Committee under this Section shall be final, binding, and conclusive.

(b)            In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Common Stock or a Change in Control, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Common Stock held by the Share Custodian or recorded in book entry form pursuant to this Award.

(c)            The existence of the Plan and the Restricted Stock Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

9.              Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of North Carolina; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Employee resides, and/or any other applicable securities laws.

10.            Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

11.Notice.  All notices, requests, waivers and other communications required or permitted hereunder shall be in writing and shall be either personally delivered, sent by facsimile or by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Company:	Park Sterling Corporation

Attn: Secretary

1043 E. Morehead Street, Suite 201

Charlotte, NC 28204

If to the Recipient:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  All such notices, requests, waivers and other communications shall be deemed to have been effectively given:  (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepaid by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

12.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

13.           Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.           Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in Section 18 or the Plan, as applicable.

15.           Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16.           No Right to Continued Employment.  Neither the establishment of the Plan nor the grant of the Restricted Stock Award made pursuant to this Award shall be construed as giving Employee the right to any continued service relationship with the Company or any Affiliate.

17.           Compliance with Section 409A of the Code.  It is intended that this Award comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder (“Code Section 409A”) to the extent it is subject to Code Section 409A, and this Award will be interpreted and operated consistently with that intent.  If the Company determines that any provisions of this Award do not comply with the requirements of Code Section 409A, the Company has the authority to amend this Award to the extent necessary (including retroactively) in order to preserve compliance with said Code Section 409A.  The Company also has express discretionary authority to take such other actions as may be permissible to correct any failures to comply in operation with the requirements of Code Section 409A.  Neither the Company nor the Employee has the discretion to accelerate the timing or schedule of any benefit payment under this Award that is subject to Code Section 409A, except as specifically provided herein or as may be permitted pursuant to Code Section 409A.

18.           Special Definitions.

(a)           For purposes of this Award, the term “Cause” has the same meaning as provided in the employment agreement between the Employee and the Company and/or, if applicable, any Affiliate on the date of Termination of Employment, or if no such definition or employment agreement exists, “Cause” means:

(i)           any act by the Employee of fraud against, material misappropriation from, or material dishonesty to either the Company or any Affiliate;

(ii)	conviction of the Employee of a crime involving breach of trust or moral turpitude or any felony;

(iii)
conduct by the Employee that amounts to willful misconduct, gross and willful insubordination, gross neglect or inattention to or material failure to perform the Employee’s duties and responsibilities in the manner and to the extent required by his position(s) with the Company or any Affiliate, including prolonged absences; provided that the nature of such conduct shall be set forth with reasonable particularity in a written notice to the Employee who shall have ten (10) days following delivery of such notice to cure such alleged conduct, provided that such conduct is, in the reasonable discretion of the Company, susceptible to a cure;

(iv)
exhibition by the Employee of a standard of behavior within the scope of or related to his employment that is materially disruptive to the orderly conduct of the business operations of the Company or any Affiliate (including, without limitation, substance abuse, sexual harassment or sexual misconduct) in the reasonable opinion of the Company;

(v)
receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Company or any Affiliate intends to institute any form of formal or informal regulatory action against the Employee; or

(vi)
the Employee’s removal and/or permanent prohibition from participating in the conduct of the affairs of the Company or any Affiliate by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)).

(b)           For purposes of this Award, the term “Good Reason” has the same meaning as provided in the employment agreement between the Employee and the Company and/or, if applicable, any Affiliate on the date of Termination of Employment, or if no such definition or employment agreement exists, “Good Reason” means:

(i)           a material reduction of the Employee’s annual base salary from its then current rate without the Employee’s consent, other than a reduction that also is applied to substantially all other executive officers of the Company or Affiliate if Employee’s reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers; or

(ii)           a material diminution in the authority, responsibilities or duties of the Employee hereunder without the Employee’s consent;

provided, however, that for a Termination of Employment by the Employee to be for Good Reason, the Employee must notify the Company or, if applicable, Affiliate in writing of the event giving rise to Good Reason within thirty (30) days following the occurrence of the event (or, if later, thirty (30) days following the Employee’s knowledge of occurrence of the event), the event must remain uncured after the expiration of sixty (60) days following the delivery of written notice of such event to the Company (or Affiliate) by the Employee, and the Employee must resign effective no later than sixty (60) days following the Company’s (or Affiliate’s) failure to cure the event and must give at least thirty (30) days advance written notice prior to the Employee’s effective date of resignation.

(c)           Other capitalized terms that are not defined herein have the meaning set forth in the Plan or the Award, except where the context does not reasonably permit.

EXHIBIT A

NOTICE OF WITHHOLDING ELECTION
PARK STERLING CORPORATION
RESTRICTED STOCK AWARD

TO:	Park Sterling Corporation

FROM:		SSN:

RE:	Withholding Election

This election relates to the Restricted Stock Award identified in Paragraph 3 below. I hereby certify that:

(1)My correct name and social security number and my current address are set forth at the end of this document.

(2)I am (check one, whichever is applicable).

[ ]           the original recipient of the Restricted Stock Award.

[ ]	the legal representative of the estate of the original recipient of the Restricted Stock Award.

[ ]      a legatee of the original recipient of the Restricted Stock Award.

[ ]	the legal guardian of the original recipient of the Restricted Stock Award.

(3)The Restricted Stock Award pursuant to which this election relates was issued under the Park Sterling Corporation 2010 Long-Term Incentive Plan in the name of _________________ for a total of ______________ shares of Common Stock. This election relates to ______ shares of Common Stock to be delivered upon the vesting of a portion of the Restricted Shares, provided that the numbers set forth above shall be deemed changed as appropriate to reflect stock splits and other adjustments contemplated by the applicable provisions of the Restricted Stock Award and the Plan.

(4)I hereby elect to have certain of the Vested Shares withheld and returned to the Company, rather than delivered to me, for the purpose of having the value of such shares applied to pay minimum required federal, state and local, if any, tax withholding obligations arising from the vesting event.

The fair market value of the Vested Shares to be withheld and returned to the Company shall be equal to the minimum statutory tax withholding requirements under federal, state and local law in connection with the vesting event, reduced by the amount of any cash or certified check payment tendered by me to the Company in partial payment of such tax withholding obligations.

(5)I understand that this Withholding Election is made prior to the Vesting Date and is otherwise timely made pursuant to Section 1 of the Restricted Stock Award and Section 5.1 of the Plan.

(6)I further understand that, if this Withholding Election is not disapproved by the Committee, the Company shall withhold from the Vested Shares a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(7)The Plan has been made available to me by the Company.  I have read and understand the Plan and the provisions of the Restricted Stock Award and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan or the Restricted Stock Award, as applicable.

Dated:

Signature:

Name (Printed)

Street Address

City, State, Zip Code

Social Security Number